INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-02093 on Form S-1 of our report dated June 21, 1996 accompanying the financial statements of Valley Forge Life Insurance Company as of December 31, 1995 and 1994 and for the three years ended December 31, 1995, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



Deloitte & Touche LLP
Chicago, Illinois
October 17, 1996